Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is made as the 14 day of Sept. 2007 by and among Viral Genetics, Inc., a Delaware corporation (the "Company"); and Anthony Freda Jr. (the "Consultant").

WHEREAS, Consultant desire to render consulting services to the Company and the Company desires to retain Consultant for the purpose of rendering such services, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1

APPOINTMENT; TERM

Section 1.1. Appointment The Company hereby appoints Consultant, and Consultant hereby accepts such appointment, to serve as Consultant to the Company and to perform such services described herein or as may be requested from time to time by the Company and agreed to in writing by Consultant during the Term, as hereinafter defined, pursuant to the terms and conditions of this Agreement. Consultant shall have no minimum time commitment but shall devote a reasonable and sufficient amount of time to deliver services.

Section 1.2. Term. The term of this Agreement shall commence on the date hereof and expire on the six month anniversary date of this Agreement, or on the earliest date this Agreement is terminated pursuant to Section 1.3 (the "Term").

Section 1.3 Termination and/or Expiration. This Agreement may be terminated for cause or no cause as follows:

(a)	at any time by the Company upon thirty (30) days written notice to Consultant, provided, that in the event the Company terminates this Agreement for any reason, the Company shall be responsible for all fees payable to Consultant pursuant to Section 3 and all other sections of this Agreement; and

(b)	at any time after the 3-month anniversary of the date hereof, Consultant may terminate this Agreement at will, upon thirty (30) days written notice to the Company.

Section 1.4 The Company and the Consultant are equally open to additional compensation agreements within an allotted amount of time after discussions from both parties for future services rendered by the Consultant.

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SECTION 2

DUTIES AND OBLIGATIONS OF CONSULTANT

Section 2.1 General Duties. Consultant shall provide general business consulting services including, but not limited to, issues related to: advising the Company regarding the development of the Company's human and outer• resources; advising on short- and long-term marketing opportunities from time to time during the Term; and introducing the Company to third parties who may be able to provide assistance to the Company as determined solely by the Company; all at such times as are mutually agreeable to the Company and Consultant (the "Services"). Consultant shall perform such Services at their discretion.

Section 2.2 Other Activities. Consultant may engage in any other activities related to any industry including, but not limited to, any industry that is competitive with the Company or any other industry during and alley the Term of this Agreement.

SECTION 3

COMPENSATION OF CONSULTANT

Section 3.1 Payment. As consideration for the Services, the Company shall pay to Consultant:

(a)            four hundred thousand (400,000) shares (the "Shares") of common stock allocated as follows: 400,000 restricted shares issued. in the name of Anthony Freda Jr., and 50,000 warrants with a strike price of 50.15, expiring in three years. The Shares shall be issued and deemed earned on the date hereof and shall not be refundable regardless of the termination of this Agreement, and the Shares shall have piggyback registration rights with any registration statement filed on Form S-8 at Company's discretion; and

(b)          the Company shall reimburse Consultant, or cause it to be reimbursed, for all reasonable out-of-pocket expenses incurred by Consultant in the performance of the Services hereunder or in furtherance of the business and/or interests of the Company; provided however, that Consultant shall have previously furnished to the Company an itemized account, reasonably satisfactory to the Company, in substantiation of such expenditures, and provided that any expenses in excess of 5500 shall require the prior, written consent of the Company (the "Expenses").

Section 3.2 Shares and Warrants. Consultant represents and warrants that they are an Accredited Investor, and have completed the form attached hereto as Exhibit A. Consultant acknowledges and accepts: i) the risk of accepting the Shares and Warrants as payment for services; and ii) that the Shares and shares acquired through exercise of the Warrants may not be sold without an effective registration statement or an available exemption from registration and that there is no assurance that such will be available.

SECTION 4

INDEPENDENT CONTRACTOR; REPRESENTATION AND WARRANTY

Section 4.1 Status as Independent Contractor. In the performance of the Services, Consultant shall act solely as an independent contractor, and nothing herein contained or implied will at any time be construed so as to create the relationship of employer and employee, partnership, principal and agent, or joint venturer as between the Company and Consultant. Consultant shall have no authority to bind the Company or to make any representations or warranties on behalf of the Company and shall not represent to any person or entity that she has any other such authority.

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Section 4.2 Taxes. All taxes applicable to this Agreement shall be paid by Consultant, and the Company shall not withhold or pay any amount for federal, state or municipal income tax, social, security, unemployment or worker's compensation,

SECTION 5
GENERAL

Section 5.1 General Provisions, The following provisions shall apply to this Agreement:

Section 5.2 Successor and Assigns. This Agreement shall be binding on and inure to the benefit of the Company and Consultant and their respective successors, assigns, and legal representatives of every kind, character, or nature.

Section 5.3 Governing Law. Forum. This Agreement and the rights and obligations of the parties shall be interpreted under and governed by the laws of the State of New York, without regard to its conflicts of laws principles. Any and all matters of dispute of any nature whatsoever arising out of or in any way connected with this Agreement or in any way connected with the relationship of the parties to this Agreement, shall be subject to determination only by the State or Federal courts sitting in Suffolk County, New York. The parties hereto do hereby consent and submit to the venue and jurisdiction of the State or Federal Courts sitting in Suffolk County, New York as the sole and exclusive forum for such matters of dispute, and further agree that., in the event of any action or suit as to any matters of dispute between. the parties, service of any process may be made upon the other party by mailing a copy of the summons and/or complaint to the other party at the address set forth herein and a party's refusal to accept any such notice shall be equivalent to service. Without limiting the generality of the foregoing, the Company hereby specifically waives any claims of inconvenient forum (howsoever denominated) in agreeing to the forum and jurisdiction herein set forth.

Section 5.4 Entire Agreement. This Agreement constitutes all of the understandings and agreements existing between the parties hereto concerning the specific subject matter hereof and the rights and obligations created hereunder.

Section 5.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier to occur of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or on the next business day after deposit if sent by a recognized overnight delivery service as follows:

(a)            If to Consultant, to:

Anthony Freda Jr.

515-6 High St.

Port Jefferson, NY 11777

(b)           If to the Company, to

Viral Genetics, Inc.

1321 Mountain View Circle

Azusa, CA 91702

Attu: Haig Keledjian

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provided that each of the parties hereto shall promptly notify the other parties hereto of any change of address, which address shall become such party's address for the purposes of this Section.

Section 5.6 Number and Gender. Whenever appropriate in this Agreement, terms in the singular number shall include the plural number (and vice versa) and each gender form shall include all others.

Section 5.7 Attorneys' Fees and Costs. In the event that any legal proceeding concerning the enforcement and interpretation of the provisions of this Agreement is instituted, the prevailing party in such proceeding shall be entitled to recover its reasonable attorneys' fees and other expenses related to such proceeding, in addition to any other relief to which it may be entitled.

Section 5.8 Severability, If any provision or portion of this Agreement is for any reason held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforccability shall not affect any other provision, and this Agreement shall be equitably construed as if it did not contain the invalid, illegal, or unenforceable provision. This Agreement shall be construed equitably in accordance with its terms, without regard to the degree to which Consultant and the Company has participated in drafting this Agreement.

Section 5.9 Survival. Any provision hereof which by its terms applies in whole or part after a termination of this Agreement shall survive such termination and continue in full force and effect.

Section 5.10 Cautions. Titles and headings in this Agreement are for reference purposes only and shall in no way limit, define, or otherwise affect the construction of this Agreement.

Section 5.11 No Continuing Waiver. No waiver of any breach of this Agreement shall be effective unless in writing, and no waiver shall constitute a waiver of any subsequent breach.

Section 5.12 Amendment. This Agreement may not be amended, altered, modified, or otherwise changed in any respect except by the prior written agreement of the parties.

Section 5.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

Section 5.14 Consultation with Independent Counsel. The parties to this Agreement acknowledge that they have (i) read this Agreement and consulted with legal counsel of their independent choice concerning the terms hereof, (ii) discussed and reviewed the provisions of this Agreement with their counsel, and (iii) been fully advised of the legal significance of the provisions of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first stated above.

VIRAL GENETICS INC.

By: /s/ Haig Keledjian

By: /s/ Anthony Freda Jr.

Anthony Freda Jr.

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